Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [___], 2021, is made by and among:

i.	Clear Secure, Inc., a Delaware corporation (the “Company”);

ii.	Alclear Investments, LLC, a Delaware limited liability company (the “Alclear Investments Holder”);

iii.	Alclear Investments II, LLC, a Delaware limited liability company (the “Alclear Investments II Holder” and, together with the Alclear Investments Holder, the “Founder Holders”); and

iv.	each of the Persons who has executed a signature page hereto under the heading “Additional Holders” (collectively, the “Other Holders”).

The Founder Holders and the Other Holders are each referred to herein as a “Holder” and are collectively referred to herein as the “Holders”. In addition, the Holders and the Company are each referred to herein as a “Party” and are collectively referred to herein as the “Parties”.

WHEREAS, pursuant to a Reorganization Agreement, dated as of [___], 2021, by and among the Company, Alclear (as defined below) and the other Persons listed on the signature pages thereto, the Company has effected a series of reorganization transactions (the “Reorganization Transactions”);

WHEREAS, in connection with the Reorganization Transactions, Alclear, the Company and other parties thereto have entered into the Amended and Restated Operating Agreement of Alclear (the “LLC Agreement”);

WHEREAS, the Company has priced an initial public offering of shares of its Class A Common Stock (the “IPO”) pursuant to an Underwriting Agreement, dated as of the date hereof; and

WHEREAS, in connection with the Reorganization Transactions and the IPO, the Company has agreed to provide the Holders with certain registration rights with respect to their Registrable Securities, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions contained in this Agreement and for good and valuable consideration, the Parties agree as follows:

ARTICLE I

Definitions

1.1          Definitions. The following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Alclear” mean Alclear Holdings, LLC, a Delaware limited liability company.

“Alclear Investments Holder” has the meaning set forth in the preamble.

“Alclear Investments II Holder” has the meaning set forth in the preamble.

“Alclear Units” means non-voting common interest units in Alclear.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“Class A Common Stock” means shares of the Company’s Class A common stock, $0.00001 par value per share.

“Class B Common Stock” means shares of the Company’s Class B common stock, $0.00001 par value per share.

“Class C Common Stock” means shares of the Company’s Class C common stock, $0.00001 par value per share.

“Class D Common Stock” means shares of the Company’s Class D common stock, $0.00001 par value per share.

“Common Stock” means the Class A Common Stock.

“Company” has the meaning set forth in the preamble.

“Continuance Notice” has the meaning set forth in Section 2.6(c).

“Demand” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Disclosure Package” means (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale (including a contract of sale).

“Equity Securities” means, with respect to any Person, any (i) equity interests, membership interests, shares of capital stock or other ownership, voting, profit or participation interests of such Person or (ii) similar rights or securities of such Person, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person, any of the foregoing.

“Electing Registration Party” has the meaning set forth in Section 2.6(c).

“Exchange” means (i) the exchange of shares of Class D Common Stock together with Alclear Units for shares of Class B Common Stock, pursuant to the Exchange Agreement, and the further conversion of such shares of Class B Common Stock into shares of Common Stock and (ii) the exchange of shares of Class C Common Stock together with Alclear Units for shares of Common Stock, pursuant to the Exchange Agreement.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by and among the Company, Alclear and the other Persons listed on the signature pages thereto.

“Form S-3 Registration Statement” has the meaning set forth in Section 2.3(b).

“Form S-3 Shelf Registration Statement” has the meaning set forth in Section 2.3(b).

“Founder Holder” has the meaning set forth in the preamble.

“Founder Registration Party” means any Founder Holder or any of their respective permitted Transferees that have executed and delivered a Joinder Agreement in accordance with this Agreement holding Registrable Securities.

“Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 under the Securities Act.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“Holder” has the meaning set forth in the preamble.

“Initiating Shelf Holder” has the meaning set forth in the Section 2.4(a).

“IPO” has the meaning set forth in the recitals.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“LLC Agreement” has the meaning set forth in the recitals.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.4(b).

“Non-Marketed Take-Down Share” means with respect to each Initiating Shelf Holder and each other Notice Recipient delivering a notice with respect to and participating in such Non-Marketed Underwritten Shelf Take-Down subject to Section 2.4(d), a number equal to the product of (i) the total number of Registrable Securities to be included in such Non-Marketed Underwritten Shelf Take-Down pursuant to Section 2.4(c) and (ii) a fraction, the numerator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder or such participating Notice Recipient, as applicable, and the denominator of which is the total number of Registrable Securities beneficially owned by the Initiating Shelf Holder and all participating Notice Recipients delivering a notice and participating in such Non-Marketed Underwritten Shelf Take-Down.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.4(c).

“Non-Marketed Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.4(d).

“Non-Marketed Underwritten Shelf Take-Down Piggyback Election” has the meaning set forth in Section 2.4(c).

“Notice Recipient” has the meaning set forth in Section 2.4(c).

“Other Holders” has the meaning set forth in the preamble.

“Other Holder Registration Party” means, individually or collectively, any Other Holder or Other Holders, or any of their respective permitted Transferees that have executed and delivered a Joinder Agreement in accordance with this Agreement, beneficially owning at least a majority of the outstanding Common Stock.

“Other Securities” means Common Stock of the Company sought to be included in a registration other than Registrable Securities.

“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Piggyback Notice” has the meaning set forth in Section 2.2(a).

“Public Offering” means a public offering of Common Stock pursuant to an effective registration statement (other than on Form S-4 or Form S-8 or their respective equivalents) filed by the Company under the Securities Act.

“Registrable Securities” means shares of Common Stock owned by a Holder, whether now held or hereinafter acquired, including any shares of Common Stock issuable or issued upon conversion or exchange of other securities of the Company or any of its Subsidiaries (“Overlying Securities”), including upon an Exchange or by way of unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization, until: (i) a registration statement covering such shares of Common Stock or applicable Overlying Securities has been declared effective by the SEC and such shares of Common Stock or applicable Overlying Securities have been disposed of pursuant to such effective registration statement; (ii) such shares of Common Stock or applicable Overlying Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met; (iii) with respect to any Holder, such Holder and its Affiliates beneficially own less than 1% of the outstanding Common Stock and all of such shares of Common Stock may be sold without restriction under Rule 144 (or any similar provisions then in force); or (iv) (A) such shares of Common Stock or applicable Overlying Securities are otherwise Transferred to a non-Affiliate of the Transferor, (B) the Company has delivered a new certificate or other evidence of ownership for such shares of Common Stock or applicable Overlying Securities not bearing a restrictive legend and (C) such shares of Common Stock or applicable Overlying Securities may be resold without limitation or subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to performance of or compliance with any registration of securities pursuant to Article II (other than underwriting discounts and commissions), including (i) the fees, disbursements and expenses of the Company’s counsel and accountants, including for special audits and comfort letters; (ii) all expenses, including filing fees, in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iii) the cost of printing or producing any underwriting agreements and blue sky or legal investment memoranda and any other documents in connection with the offering, sale or delivery of the securities to be disposed of; (iv) all expenses in connection with the qualification of the securities to be disposed of for offering and sale under state “blue sky” securities laws, including the reasonable fees and disbursements of one counsel for the underwriters and the Selling Holders in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) all expenses, including filing fees, incident to securing any required review by FINRA of the terms of the sale of the securities to be disposed of; (vi) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering; (vii) all security engraving and security printing expenses; (viii) all fees and expenses payable in connection with the listing of the securities on any securities exchange or automated interdealer quotation system or the rating of such securities; (ix) all expenses with respect to road shows that the Company is obligated to pay pursuant to Section 2.7(o); and (x) the reasonable fees and disbursements of one counsel for the Registration Parties participating in the registration (which counsel shall be chosen by the participating Registration Party that then holds the most Registrable Securities), not to exceed $50,000, incurred in connection with any such registration and any offering of Common Stock relating to such registration, including Shelf-Take Downs (as defined below).

“Registration Party” means any Founder Registration Party or Other Holder Registration Party.

“Selling Holder” means, with respect to any registration statement, any Holder whose Registrable Securities are included therein.

“Shelf Holder” means any Holder whose Registrable Securities are included in the Form S-3 Shelf Registration Statement.

“Shelf Take-Down” has the meaning set forth in Section 2.4(a).

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one of more intermediaries.

“Transfer” means, in respect of any Common Stock, property or other assets, any direct or indirect sale, assignment, hypothecation, lien, encumbrance, transfer, distribution or other disposition thereof or of a participation therein, or other conveyance of legal or beneficial interest therein, including rights to vote and to receive dividends or other income with respect thereto, or any short position in a security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instruments, whether voluntarily or by operation of Law, or any agreement or commitment to do any of the foregoing.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 2.4(b).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.4(b).

“Withdrawn Offering” has the meaning set forth in Section 2.6(c).

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the LLC Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1          Demand Rights.

(a)           Demand Rights. Subject to the terms and conditions of this Agreement (including Section 2.1(b)), (I) at any time, upon written notice delivered by a Founder Registration Party or (II) at any time after the date that is 180 days after the date of this Agreement, upon written notice delivered by an Other Holder Registration Party (in each case, a “Demand”), in each case requesting that the Company effect the registration (a “Demand Registration”) under the Securities Act of any or all of the Registrable Securities held by such Registration Party, which Demand shall specify the number and type of such Registrable Securities to be included in such registration and the intended method or methods of disposition of such Registrable Securities, the Company shall use its reasonable best efforts to promptly (but in any event within 10 days of such Demand) give written notice of such Demand to all other Holders and shall use its reasonable best efforts to promptly file the appropriate registration statement with the SEC and use its reasonable best efforts to effect the registration under the Securities Act and applicable state securities laws of (i) the Registrable Securities which the Company has been so requested to register for sale by such Registration Party in the Demand, and (ii) all other Registrable Securities which the Company has been requested to register for sale by such other Holders by written request given to the Company within 20 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), in each case subject to Section 2.1(f), all to the extent required to permit the disposition (in accordance with such intended methods of disposition) of the Registrable Securities to be so registered for sale. Notwithstanding the foregoing, in the event the method of disposition is an underwritten offering, (x) the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Holders with a majority of the Registrable Securities participating in the registration and by the requesting Registration Party) to the extent provided in this Agreement and (y) all Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(b)           Limitations on Demand Rights. The Founder Registration Parties shall be entitled to make two Demands in the aggregate under Section 2.1(a) and the Other Registration Parties shall be entitled to make two Demands in the aggregate under Section 2.1(a), subject, in each case, to Section 2.6(c). No registration effected pursuant to Section 2.2 or Section 2.3 and no Shelf Take-Down pursuant to Section 2.4 shall be counted as the making of a Demand for purposes of Section 2.1(a).

(c)           Assignment. In connection with the Transfer of Registrable Securities to any Person, a Registration Party or Other Holder may assign to any Transferee of such Registrable Securities (i) the right to make one or more Demands pursuant to Section 2.1(a) (in the case of the Registration Party) and (ii) the right to participate in or effect any registration and/or Shelf Take-Down pursuant to the terms of Section 2.1(a), Section 2.2, Section 2.3 and Section 2.4, in each case to the extent that such Transferor has such rights. In the event of any such assignment, references to the Registration Parties in Section 2.1, Section 2.2, Section 2.3 and Section 2.4 shall be deemed to refer to such Transferee if such Transferee is making any Demand or otherwise exercising its registration rights hereunder. In each of the foregoing cases, in the event the relevant Registration Party or Other Holder assigns, directly or indirectly, any registration rights to any Person as contemplated in this Section 2.1(c) in connection with a Transfer of Registrable Securities, the Registration Party or Other Holder shall, as a condition to any such assignment, require such Transferee to enter into a Joinder Agreement in the form attached hereto as Annex B to become party to this Agreement and expressly be subject to Section 2.12. If any such Transferee is an individual and married, such relevant Registration Party or Other Holder shall, as a condition to such Transfer, cause such Transferee to deliver to the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex C. In the event of any such assignment, references to the Registration Party or Other Holder in Section 2.12 shall be deemed to refer to such Transferee. In addition, in each of the foregoing cases, the relevant Registration Party or Other Holder, as applicable, shall, as promptly as reasonably practicable, give written notice of any such assignment to the Company and, in the case of an assignment by a Registration Party, the other Registration Parties in accordance with the LLC Agreement or, to the extent applicable to such other Registration Parties, to the addresses and other contact information set forth on Annex A to this Agreement.

(d)           Company Blackout Rights. With respect to any registration statement filed, or to be filed, including any amendment, renewal or replacement thereof, pursuant to this Section 2.1, if the board of directors of the Company determines in good faith after consultation with outside counsel that such registration would cause the Company to disclose material non-public information, which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other similar transaction involving the Company or any of its Subsidiaries, and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such registration statement at such time or suspend the Selling Holders’ use of any prospectus which is a part of the registration statement, then the Company shall have the right to defer such filing or effectiveness or suspend the continuance of such effectiveness for a period of not more than 120 days (in which event, in the case of a suspension, such Selling Holder shall discontinue sales of Registrable Securities pursuant to such registration statement); provided, that the Company shall not use this right, together with any other deferral or suspension of the Company’s obligations under Section 2.1 or Section 2.3, more than once in any 12-month period. The Company shall as promptly as reasonably practicable notify the Selling Holders of the expiration of any deferral or suspension period during which it exercised its rights under this Section 2.1(d). The Company agrees that, in the event it exercises its rights under this Section 2.1(d), it shall use its reasonable best efforts to, as promptly as reasonably practicable following the expiration of the applicable deferral or suspension period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the applicable deferred or suspended registration statement or prospectus which is a part of the registration statement.

(e)           Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected and the Registration Party that issued the Demand shall not be deemed to have used one of its Demands for purposes of Section 2.1(b): (i) if the registration statement is withdrawn without becoming effective; (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority for any reason other than a misrepresentation or an omission by a Selling Holder that is the Registration Party, or an Affiliate of the Registration Party (other than the Company and its controlled Affiliates), that made the Demand relating to such registration and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; (iii) if the registration does not contemplate an underwritten offering, if it does not remain effective for at least 180 days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if such registration statement contemplates an underwritten offering, if it does not remain effective for at least 180 days plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by applicable Law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer; or (iv) in the event of an underwritten offering, if the conditions to closing (including any condition relating to an overallotment option) specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Selling Holder that is the Registration Party, or an Affiliate of the Registration Party, that made the Demand relating to such registration.

(f)            Cutbacks in Demand Registration. If the lead underwriter or managing underwriter advises the Company in writing that, in such firm’s good faith view, the aggregate number of Registrable Securities and Other Securities requested to be included in a Demand Registration exceeds the largest number that can be included in such registration without materially adversely affecting the distribution (including timing or pricing) of the Registrable Securities and Other Securities proposed to be included in such registration, the Company shall include in such registration:

(1)            first, Registrable Securities owned by the Holders that are requested to be included in such registration pursuant to Section 2.1(a) and that can be sold without having the adverse effect referred to above (or, if necessary, such Registrable Securities pro rata among the Holders thereof based upon the number of Registrable Securities held by each such Holder);

(2)            second, Other Securities proposed to be sold by the Company for its own account that can be sold without having the adverse effect referred to above; and

(3)            third, Other Securities owned by any holder thereof with a contractual right to include such Other Securities in such registration that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by such Persons requesting inclusion in such registration.

2.2          Piggyback Registration Rights.

(a)            Notice and Exercise of Rights. If the Company at any time proposes or is required to register any of its Common Stock or any other Equity Securities of the Company under the Securities Act (other than a Demand Registration pursuant to Section 2.1 or a registration pursuant to Section 2.3) whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, subject to the last sentence of this Section 2.2(a), it shall at each such time promptly give written notice (the “Piggyback Notice”) to each Holder of Registrable Securities of its intention to do so at least 10 Business Days before the initial filing of the registration statement related thereto and, upon the request of any Holder of Registrable Securities to include in such registration Registrable Securities (which request shall specify the number of shares of such Registrable Securities to be included in such registration), the Company shall use its reasonable best efforts to cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Common Stock or other Equity Securities being registered in such registration; provided, that in no event shall the Company be required to register pursuant to this Section 2.2 any securities other than Common Stock. Notwithstanding anything to the contrary contained in this Section 2.2, the Company shall not be required to effect any registration of Registrable Securities under this Section 2.2 incidental to the registration of any of its securities on Forms S-4 or S-8 (or any similar or successor form providing for the registration of securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans) or any other form that would not be available for registration of Registrable Securities.

(b)           Determination Not to Effect Registration. If at any time after giving such Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration the Company shall determine for any reason not to register the securities originally intended to be included in such registration, the Company may, at its election, give written notice of such determination to the Selling Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of securities originally intended to be included in such registration, without prejudice, however, (i) to the right of a Registration Party immediately to request that such registration be effected as a registration under Section 2.1 or (ii) the right of a Shelf Registration Party (as defined below) immediately to request that such registration be effected as a shelf registration under Section 2.3, in each case, to the extent permitted thereunder.

(c)           Cutbacks in Company Offering or Other Offerings.

(1)           Cutbacks in Company Offering. If the registration referred to in the first sentence of Section 2.2(a) is to be an underwritten registration on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing that, in such firm’s good faith view, the aggregate number of Registrable Securities and Other Securities requested to be included in such registration exceeds the largest number that can be included in such registration without materially adversely affecting the distribution (including timing or pricing) of the Registrable Securities and Other Securities proposed to be included in such registration, the Company shall include in such registration:

(A)           first, all securities proposed to be registered on behalf the Company;

(B)           second, Registrable Securities owned by the Holders that are requested to be included in such registration pursuant to this Section 2.2 and that can be sold without having the adverse effect referred to above (or, if necessary, such Registrable Securities pro rata among the Holders thereof based upon the number of Registrable Securities held by each such Holder); and

(C)           third, Other Securities that are requested to be included in such registration pursuant to the terms of any agreement providing for registration rights to which the Company is a party that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by such Persons requesting inclusion in such registration.

(2)           Cutbacks in Other Offerings. If the registration referred to in the first sentence of Section 2.2(a) is to be an underwritten registration other than on behalf of the Company, and the lead underwriter or managing underwriter advises the Company in writing that, in such firm’s good faith view, the aggregate number of Registrable Securities and Other Securities requested to be included in such registration exceeds the largest number that can be included in such registration without materially adversely affecting the distribution (including timing or pricing) of the Registrable Securities and Other Securities proposed to be included in such registration, the Company shall include in such registration:

(A)           first, Other Securities held by any holder thereof with a contractual right to include such Other Securities in such registration prior to any other Person;

(B)           second, Registrable Securities owned by the Holders that are requested to be included in such registration pursuant to this Section 2.2 and that can be sold without having the adverse effect referred to above (or, if necessary, such Registrable Securities pro rata among the Holders thereof based upon the number of Registrable Securities held by each such Holder);

(C)           third, Other Securities proposed to be sold by the Company for its own account that can be sold without having the adverse effect referred to above; and

(D)           fourth, Other Securities owned by any holder thereof with a contractual right to include such Other Securities in such registration that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by such Persons requesting inclusion in such registration.

2.3          Form S-3 Registration; Shelf Registration.

(a)           Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary, at such time the Company shall have qualified for the use of a Form S-3 under the Securities Act or any successor form thereto, any Founder Registration Party or any Other Holder or Other Holders who beneficially own not less than 5% of the outstanding Common Stock at the time of determination (each, a “Shelf Registration Party”), shall have the right to request an unlimited number of registrations of Registrable Securities on Form S-3 (which may, at such Holder’s request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Securities intended to be Transferred and the Holders thereof and (ii) state whether the intended method of Transfer of such Registrable Securities is an underwritten offering or a shelf registration, and upon receipt of such request, the Company shall use its reasonable best efforts to promptly effect the registration under the Securities Act of the Registrable Securities so requested to be registered. A requested registration on Form S-3 (or its successor form) in compliance with this Section 2.3 shall not constitute a Demand. If requested in accordance with this Section 2.3(a), the Company shall use its reasonable best efforts to:

(1)           as promptly as reasonably practicable, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(2)           as promptly as reasonably practicable, file with the SEC and use reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Shelf Registration Party’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within 10 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3 (or, with respect to a request under Section 2.4, any Shelf Take-Down pursuant to Section 2.4):

(A)           if Form S-3 is not available for such registration or offering;

(B)           solely with respect to filing and causing the effectiveness of a registration on Form S-3 or effecting a Marketed Underwritten Shelf Take-Down, if the Shelf Registration Party, together with the Holders of any Registrable Securities entitled to inclusion in such registration (or Marketed Underwritten Shelf Take-Down, as applicable), propose to sell Registrable Securities at an aggregate price to the public (net of any underwriting discounts or commissions) of less than $50 million;

(C)           if the board of directors of the Company determines in good faith after consultation with outside counsel that such Form S-3 registration would cause the Company to disclose material non-public information, which disclosure (x) would be required to be made in any registration statement so that such registration statement would not be materially misleading, (y) would not be required to be made at such time but for the filing or effectiveness of such registration statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other similar transaction involving the Company or any of its Subsidiaries, and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such registration statement (or, with respect to a Shelf Take-Down under Section 2.4, the sale of securities of the Company pursuant to such Form S-3 Registration Statement (as defined below)) at such time, then the Company shall have the right to defer such filing of the Form S-3 Registration Statement (or Shelf Take-Down) for a period of not more than 120 days after receipt of the request of the Shelf Registration Party under this Section 2.3 (or Section 2.4, as applicable); provided, that the Company shall not use this right, together with any other deferral or suspension of the Company’s obligations under Section 2.1 or Section 2.3, more than once in any 12-month period. The Company shall as promptly as reasonably practicable notify the Selling Holders of the expiration of any period during which it exercised its rights under this Section 2.3(a)(2)(C). The Company agrees that, in the event it exercises its rights under this Section 2.3(a)(2)(C), it shall use its reasonable best efforts to, as promptly as reasonably practicable following the expiration of the applicable deferral period, file or update and use its reasonable best efforts to cause the effectiveness of, as applicable, the applicable deferred registration statement (or Shelf Take-Down);

(D)           solely with respect to filing and causing the effectiveness of a registration on Form S-3, subject to Section 2.3(d), if the Company has, within the 120-day period preceding the date of such request, already effected one registration on Form S-3 for a Shelf Registration Party pursuant to this Section 2.3 (but, for the avoidance of doubt, regardless of whether any Shelf Take-Downs have been effected during such period); provided, that any such registration shall be deemed to have been “effected” if the registration statement relating thereto (x) has become or been declared or ordered effective under the Securities Act, and any of the Registrable Securities of the Shelf Registration Party included in such registration have actually been sold thereunder, and (y) has remained effective for a period of at least 180 days; or

(E)            in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b)           Subject to the foregoing, the Company shall use its reasonable best efforts to file a registration statement covering the Registrable Securities so requested to be registered, as promptly as reasonably practicable, after receipt of the request or requests of the Shelf Registration Party and the other Holders (the “Form S-3 Registration Statement”) and any such Holder may request inclusion of a plan of distribution in accordance with Section 2.7(i) and/or that such Form S-3 Registration Statement constitute a shelf offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Form S-3 Shelf Registration Statement”), in which case the provisions of Section 2.4 shall also be applicable.

(c)           If a Shelf Registration Party intends to distribute the Registrable Securities covered by its request under this Section 2.3 by means of a Marketed Underwritten Shelf Take-Down pursuant to Section 2.4(b), it shall so advise the Company as a part of its request made pursuant to this Section 2.3 and, subject to the limitations set forth in Section 2.3(a), the Company shall include such information in the written notice referred to in Section 2.3(a). In such event, the right of any Holder to include Registrable Securities in such registration (or Underwritten Shelf Take-Down, as applicable) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.3 or Section 2.4, if the lead underwriter or managing underwriter advises the Company in writing that, in such firm’s good faith view, the aggregate number of Registrable Securities and Other Securities requested to be included in such registration exceeds the largest number that can be included in such registration without materially adversely affecting the distribution (including timing or pricing) of the Registrable Securities and Other Securities proposed to be included in such registration, the Company shall include in such registration:

(1)            first, Registrable Securities owned by the Holders that are requested to be included in such registration pursuant to Section 2.3 and Section 2.4 and that can be sold without having the adverse effect referred to above (or, if necessary, such Registrable Securities pro rata among the Holders thereof based upon the number of Registrable Securities held by each such Holder); and

(2)            second, Other Securities proposed to be sold by the Company for its own account that can be sold without having the adverse effect referred to above; and

(3)            third, Other Securities owned by any holder thereof with a contractual right to include such Other Securities in such registration that can be sold without having the adverse effect referred to above, pro rata on the basis of the relative number of such Other Securities owned by such Persons requesting inclusion in such registration.

(d)           Notwithstanding the foregoing, if the Company shall receive from any Holders of Registrable Securities then outstanding a written request or requests under Section 2.3 that the Company effect a registration statement on Form S-3 that includes only those items and that information that is required to be included in parts I and II of such Form, and does not include any additional or extraneous items of information (e.g., a lengthy description of the Company or the Company’s business) (an “Ordinary S-3 Registration Statement”), then Section 2.3(a)(2)(D) shall not apply to such Ordinary S-3 Registration Statement request.

(e)            Upon the written request of any Shelf Registration Party (which shall not constitute a Demand), prior to the expiration of effectiveness of any existing Form S-3 Shelf Registration Statement in accordance with Rule 415, the Company shall use its reasonable best efforts to file and seek the effectiveness of a new Form S-3 Shelf Registration Statement in order to permit the continued offering of the Registrable Securities included under such existing Form S-3 Shelf Registration Statement.

2.4           Shelf Take-Downs.

(a)           Any Selling Holder of Registrable Securities included in a Form S-3 Shelf Registration Statement (an “Initiating Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 2.4 shall apply.

(b)           If an Initiating Shelf Holder who is a Shelf Registration Party so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in the proviso to Section 2.3(a)(2) as modified by Section 2.3(d), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable. Such Initiating Shelf Holder who is a Shelf Registration Party shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters over a period of at least 48 hours (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall use its reasonable best efforts to as promptly as reasonably practicable (but in any event no later than three Business Days after receipt of such Marketed Underwritten Shelf Take-Down Notice) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders and shall permit the participation of all such Shelf Holders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five days after the receipt of such notice of their election to participate. The provisions of Section 2.3(c) (other than the first sentence thereof) shall apply with respect to the right of the Initiating Shelf Holder and any other Shelf Holder to participate in any Underwritten Shelf Take-Down.

(c)           If the Initiating Shelf Holder who is a Shelf Registration Party desires to effect an Underwritten Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), such Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down) and (iv) at the option and in the sole discretion of such Initiating Shelf Holder, an election that such Non-Marketed Underwritten Shelf Take-Down shall be subject to Section 2.4(d) (a “Non-Marketed Underwritten Shelf Take-Down Piggyback Election”), and, subject to the limitations set forth in the proviso to Section 2.3(a)(2) as modified by Section 2.3(d), the Company shall use its reasonable best efforts to file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement (including the filing of a supplemental prospectus) for such purpose as promptly as reasonably practicable (and in any event within three Business Days).

(d)           Upon receipt from any Shelf Registration Party of a written request pursuant to Section 2.4(c) that contains an affirmative Non-Marketed Underwritten Shelf Take-Down Piggyback Election, the Company shall provide written notice (a “Non-Marketed Underwritten Shelf Take-Down Notice”) of such Non-Marketed Underwritten Shelf Take-Down promptly to all Holders (other than the requesting Shelf Registration Party), which Non-Marketed Underwritten Shelf Take-Down Notice shall set forth (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down, (iii) that each recipient of such Non-Marketed Underwritten Shelf Take-Down Notice (each, a “Notice Recipient”) shall have the right, upon the terms and subject to the conditions set forth in this Section 2.4(d), to elect to sell up to its Non-Marketed Take-Down Share and (iv) the action or actions required (including the timing thereof, which for the avoidance of doubt shall not require any delay in the expected date of such Non-Marketed Underwritten Shelf Take-Down or extension of the Company’s obligation to file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement as soon as practicable of the Initiating Shelf Holder’s Non-Marketed Underwritten Shelf Take-Down request pursuant to Section 2.4(c)) in connection with such Non-Marketed Underwritten Shelf Take-Down with respect to each Notice Recipient that elects to exercise such right (including the delivery of one or more stock certificates representing shares of Registrable Securities held by such Notice Recipient to be sold in such Non-Marketed Underwritten Shelf Take-Down). Upon receipt of such Non-Marketed Underwritten Shelf Take-Down Notice, each such Notice Recipient may elect to sell up to its Non-Marketed Take-Down Share with respect to each such Non-Marketed Underwritten Shelf Take-Down, by taking such action or actions referred to in clause (iv) above in a timely manner. If the Shelf Registration Party does not elect to sell all of its Non-Marketed Take-Down Share, the unelected portion of such Non-Marketed Take-Down Share shall be allocated to the Notice Recipients, pro rata based on their respective Non-Marketed Take-Down Shares. Notwithstanding the delivery of any Non-Marketed Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Non-Marketed Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Non-Marketed Underwritten Shelf Take-Down contemplated by Section 2.4(d) shall be at the discretion of the Initiating Shelf Holder who is a Shelf Registration Party.

2.5           Selection of Underwriters. In the event that any registration pursuant to this Article II (other than a registration under Section 2.2) shall involve, in whole or in part, an underwritten offering, the underwriter or underwriters shall be designated by the Registration Party (or in the case of a Shelf Take-Down, the Initiating Shelf Holder) that requested such underwritten offering in accordance with this Article II, which underwriter or underwriters shall be reasonably acceptable to the Company.

2.6          Withdrawal Rights; Expenses.

(a)            A Selling Holder may withdraw all or any part of its Registrable Securities from any registration or offering (including a registration effected pursuant to Section 2.1) by giving written notice to the Company of its request to withdraw at any time prior to the earlier of the effectiveness of the registration statement for such registration or the public announcement of such offering. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to a Demand if the registration request is subsequently withdrawn at the request of the Selling Holders (in which case all Selling Holders shall bear such expenses pro rata based upon the number of Selling Holders that were to be included in the withdrawn registration), unless the Selling Holders agree to forfeit their right to one registration pursuant to Section 2.1. In the case of a withdrawal, any Registrable Securities so withdrawn shall be reallocated among the remaining participants in accordance with the applicable provisions of this Agreement.

(b)           Except as provided in this Agreement, the Company shall pay all Registration Expenses with respect to a particular offering (or proposed offering). Except as provided herein, each Selling Holder and the Company shall be responsible for its own fees and expenses of financial advisors and their internal administrative and similar costs, as well as their respective pro rata shares of underwriting discounts and commissions, which shall not constitute Registration Expenses.

(c)           If the Registration Party that requested a Demand Registration or the Shelf Registration Party that requested a Marketed Underwritten Shelf Take-Down pursuant to Section 2.1 or Section 2.4 withdraws all of its Registrable Securities from such Demand Registration or Marketed Underwritten Shelf Take-Down (a “Withdrawn Offering”), the other applicable Party(ies) or the Company may, in any of their sole discretion, elect within two Business Days thereafter to have the Company continue such Withdrawn Offering by giving written notice of such election to the Company and/or the other applicable Parties (a “Continuance Notice”), in which case such Withdrawn Offering shall proceed in accordance with the applicable provisions of this Agreement as if such Withdrawn Offering had been initiated by the Party providing the Continuance Notice (which, for the avoidance of doubt, shall not cause any new notice or consent period with respect to other Holders to occur under this Agreement and shall not otherwise change the requirements for and timing of any notices and consents under this Agreement as they then exist with respect to such Withdrawn Offering). If a Continuance Notice is provided by a Registration Party (the “Electing Registration Party”), for the purpose of the limits on number of Demands set forth in Section 2.1(b), such Withdrawn Offering shall count as use of one Demand by such Electing Registration Party and shall not count as use of a Demand by the Registration Party that originally requested such Withdrawn Offering. If a Continuance Notice is provided by the Company, such Withdrawn Registration shall not count as use of a Demand for any Registration Party for the purpose of the limits on number of Demands set forth in Section 2.1(b). If no Continuance Notice is timely provided with respect to a Withdrawn Offering, the Company shall abandon the Withdrawn Offering, and such Withdrawn Offering shall count as use of one Demand by the Registration Party that originally requested such Withdrawn Offering for the purpose of the limits on number of Demands set forth in Section 2.1(b), unless such Registration Party elects in writing to bear the Registration Expenses for such Withdrawn Offering.

2.7          Registration and Qualification. If and whenever the Company is under an obligation pursuant to this Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company shall use its reasonable best efforts to as promptly as practicable:

(a)           Registration Statement. (i) Prepare and file a registration statement that registers such Registrable Securities, and cause such registration statement to become effective as promptly as practicable thereafter, and keep such registration statement effective for 180 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of such Registrable Securities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, until (A) the Selling Holders have sold all of such Registrable Securities or (B) no Registrable Securities then exist; (ii) furnish to the lead underwriter or underwriters, if any, and to the Selling Holders who have requested that Registrable Securities be covered by such registration statement, prior to the filing thereof with the SEC, a copy of the registration statement, and each amendment thereof, and a copy of any prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act); and (iii) use reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as such Persons reasonably may on a timely basis propose;

(b)           Amendments; Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until (A) all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities and (B) if a Form S-3 registration, the expiration of the applicable period specified in Section 2.7(a) and, if not a Form S-3 registration, the applicable period specified in Section 2.1(e)(iii); provided, that any such required period shall be extended for such number of days (x) during any period from and including the date any written notice contemplated by paragraph (f) below is given by the Company until the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by paragraph (f) below or written notice that the use of the prospectus may be resumed, as the case may be, and (y) during which the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court; provided, further, that the Company shall have no obligation to a Selling Holder participating on a “piggyback” basis pursuant to Section 2.1(a) or Section 2.2 in a registration statement that has become effective to keep such registration statement effective for a period beyond 180 days from the effective date of such registration statement. The Company shall respond, as promptly as reasonably practicable, to any comments received from the SEC and request acceleration of effectiveness, as promptly as reasonably practicable, after it learns that the SEC will not review the registration statement or after it has satisfied comments received from the SEC. With respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Selling Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Selling Holders, and make all required filings of all Free Writing Prospectuses with the SEC;

(c)           Copies. Furnish to the Selling Holders and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus, summary prospectus and Free Writing Prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Selling Holders or such underwriter may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Authority or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

(d)           Blue Sky. Use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Selling Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided, however, that the Company shall not be required to qualify generally to do business, subject itself to general taxation, or consent to general service of process, in any jurisdiction where it would not otherwise be required to do so but for this Section 2.7(d);

(e)           Delivery of Certain Documents. (i) Furnish to each Selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Company (which opinion (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, or, in the case of a non-underwritten offering, to the Selling Holders) dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the applicable registration statement) covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings, (ii) in connection with an underwritten offering, furnish to each Selling Holder and any underwriter of such Registrable Securities a “cold comfort” and “bring-down” letter signed by the independent public accountants who have audited the financial statements of the Company included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as any Selling Holder may reasonably request and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements and (iii) cause such authorized officers of the Company to execute customary certificates as may be requested by any Selling Holder or any underwriter of such Registrable Securities;

(f)            Notification of Certain Events; Corrections. (i) Notify the Selling Holders on a timely basis when a prospectus relating to such Registrable Securities or any document related thereto includes an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and (ii) promptly notify the Holders of Registrable Securities in writing (A) of the receipt by the Company of any notification with respect to any comments by the SEC with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto, which the Company will take all reasonable actions required to prevent the entry of such stop order or remove it if entered after the filing of the registration statement, or the initiation or threatening of any proceeding for that purpose, and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

(g)           Notice of Effectiveness. Notify the Selling Holders and the lead underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as promptly as reasonably practicable after notice thereof is received by the Company (i) when the applicable registration statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto has been filed, (ii) of any comments by the SEC, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(h)           Stop Orders. Use its reasonable best efforts to prevent the entry of, and use its reasonable best efforts to obtain as promptly as reasonably practicable the withdrawal of, any stop order with respect to the applicable registration statement or other order suspending the use of any preliminary or final prospectus;

(i)            Plan of Distribution. Promptly incorporate in a prospectus supplement or post-effective amendment to the applicable registration statement such information as any Selling Holder requests (subject to the agreement of the lead underwriter or underwriters, if any) be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as promptly as reasonably practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(j)            Other Filings. Use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(k)            FINRA Compliance. Cooperate with each Selling Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(l)            Listing. Use its reasonable best efforts to cause all such Registrable Securities registered pursuant to such registration to be listed and remain on each securities exchange and automated interdealer quotation system on which identical securities issued by the Company are then listed;

(m)           Transfer Agent; Registrar; CUSIP Number. Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the applicable registration statement;

(n)           Compliance; Earnings Statement. Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Holder, as soon as reasonably practicable, an earnings statement covering the period of 12 months beginning within three months after the effective date of the subject registration statement;

(o)           Road Shows. To the extent reasonably requested by the lead or managing underwriters in connection with an underwritten offering pursuant to Section 2.1 or a Form S-3 underwritten offering pursuant to Section 2.3 and Section 2.4(b), send appropriate officers of the Company to attend any “road shows” scheduled in connection with any such underwritten offering, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance to be paid by the Company;

(p)           Certificates. Unless the relevant securities are issued in book-entry form, furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to this Article II unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by any Selling Holder or the underwriters of such Registrable Securities (it being understood that the Selling Holders shall use reasonable best efforts to arrange for delivery to the Depository Trust Company); and

(q)           Reasonable Best Efforts. Use its reasonable best efforts to take all other steps necessary to effect the registration and offering of the Registrable Securities contemplated hereby.

2.8          Underwriting; Due Diligence.

(a)           If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Article II, the Company shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements generally with respect to secondary distributions to the extent relevant, including indemnification and contribution provisions substantially to the effect and to the extent provided in Section 2.9, and agreements as to the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 2.7(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such Selling Holders to the extent applicable. Subject to the following sentence, such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, when relevant. No Selling Holder shall be required in any such underwriting agreement or related documents to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements, and the liability of any Selling Holder under the underwriting agreement shall be several and not joint and in no event shall the liability of any Selling Holder under the underwriting agreement be greater in amount than the dollar amount of the proceeds received by such Selling Holder under the sale of the Registrable Securities pursuant to such underwriting agreement (net of underwriting discounts and commissions).

(b)           In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Article II, the Company shall make available upon reasonable notice at reasonable times and for reasonable periods for inspection by each Selling Holder, by any lead underwriter or underwriters participating in any disposition to be effected pursuant to such registration statement, and by any attorney, accountant or other agent retained by any Selling Holder or any lead underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and use its reasonable best efforts to cause all of the Company’s officers, directors and employees and the independent public accountants who have certified the Company’s financial statements to make themselves reasonably available to discuss the business of the Company and to supply all information reasonably requested by any such Selling Holders, lead underwriters, attorneys, accountants or agents in connection with such registration statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to entry by each party referred to in this clause (b) into customary confidentiality agreements in a form reasonably acceptable to the Company).

(c)           In the case of an underwritten offering requested by the Registration Parties pursuant to Section 2.1 or Section 2.3 or an Underwritten Shelf Take-Down pursuant to Section 2.4, the price, underwriting discount and other financial terms for the Registrable Securities of the related underwriting agreement shall be determined by the Registration Party exercising its Demand or Shelf Registration Party requesting such Underwritten Shelf Take-Down. In the case of any underwritten offering of securities by the Company pursuant to Section 2.2, such price, discount and other terms shall be determined by the Company, subject to the right of Selling Holders to withdraw their Registrable Securities from the registration pursuant to Section 2.6(a).

(d)           Subject to Section 2.8(a), no Person may participate in an underwritten offering (including an Underwritten Shelf Take-Down) unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreement and other documents reasonably required under the terms of such underwriting arrangements.

2.9           Indemnification and Contribution.

(a)            Indemnification by the Company. In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holders of Registrable Securities, each of such Holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of the Holders of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), costs and reasonable expenses (including legal fees and expenses), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Securities in reliance upon and in conformity with written information furnished to the Company by the Holders of Registrable Securities specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus, such indemnity agreement shall not inure to the benefit of any of such Persons if a copy of such final prospectus had been made available to such Persons and such final prospectus was not delivered to the purchaser of the Registrable Securities with or prior to the written confirmation of the sale of such Registrable Securities.

(b)           Indemnification by Selling Holders. In connection with any registration of Registrable Securities under the Securities Act pursuant to the terms of this Agreement, each Selling Holder shall severally, and not jointly and severally, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.9(a)) the Company, each member of the board of directors of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the Holders of Registrable Securities and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such Selling Holder specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be in proportion and limited to, in the case of each Selling Holder, to an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration.

(c)            Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 2.9, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

(d)           Contribution. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

(e)           Settlement/Judgement. In the defense of any claim or litigation pursuant to this Section 2.9, the indemnifying party shall not, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which imposes restrictions or non-monetary obligations on the indemnified party, nor shall the indemnifying party, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such judgment or settlement includes an unconditional release of each indemnified party from any liabilities arising out of such claim, action or proceeding.

(f)            Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the Transfer of Securities.

(g)           Limitation of Selling Holder Liability. The liability of any Selling Holder under this Section 2.9 shall be several and not joint and in no event shall the liability of any Selling Holder under this Section 2.9 be greater in amount than the dollar amount of the proceeds, net of underwriting discounts and commissions, received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification/contribution obligation.

(h)           Third Party Beneficiary. Each of the indemnified Persons referred to in this Section 2.9 shall be a third party beneficiary of the rights conferred to such Person in this Section.

2.10        Cooperation; Information by Holders.

(a)           It shall be a condition of each Selling Holder’s rights under this Article II that such Selling Holder cooperate with the Company by entering into any undertakings and taking such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of FINRA and the stock exchange on which the Common Stock is then listed or which are otherwise customary and which the Company or the underwriters may reasonably request to effectuate the offering.

(b)           Each Selling Holder shall furnish to the Company such information regarding such Selling Holder and the distribution proposed by such Selling Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II. The Company shall have the right to exclude from the registration any Selling Holder that does not comply with this Section 2.10.

(c)           At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Article II; provided, that the indemnification provisions of such underwriting agreement as they relate to the Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to information relating to such Selling Holder (which information shall be limited to the name of such Selling Holder, the address of such Selling Holder, the number of shares of Common Stock held by such Selling Holder, the number of shares of Common Stock being offered by such Selling Holder in the offering and the nature of the beneficial ownership of the Common Stock owned by such Person) furnished in writing to the Company by or on behalf of such Selling Holder expressly for inclusion in such registration statement (or in any preliminary, final or summary prospectus included therein) or Disclosure Package, or any amendment thereof or supplement thereto.

2.11        Rule 144. The Company shall use its reasonable best efforts to ensure that the conditions to the availability of Rule 144 under the Securities Act set forth in paragraph (c) of Rule 144 shall be satisfied. The Company agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after it has become subject to such reporting requirements. Upon the request of any Holder for so long as such information is a necessary element of such Person’s ability to avail itself of Rule 144, the Company shall deliver to such Person (i) a written statement as to whether it has complied with such requirements and (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing such Person to sell any such securities without registration.

2.12        Holdback Agreement. (a) In connection with any underwritten offering pursuant to this Agreement, each Holder participating as a Selling Holder in such underwritten offering agrees (i) not to effect any sale, distribution or other Transfer (including sales pursuant to Rule 144) of Common Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the managing underwriter(s) of such underwritten offering, which shall not exceed 90 days, and (ii) if requested by the Company or the managing underwriter(s) for such underwritten offering, to execute and delivery customary lock-up or similar agreements to the managing underwriter(s). Each Holder subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the managing underwriter(s) for any underwritten offering pursuant to this Agreement.

(b)           In the case of any underwritten offering pursuant to this Agreement, the Company shall use commercially reasonable efforts to cause any stockholders that beneficially own 1% or more of the Common Stock (other than the Holders) and its directors and executive officers to execute any lock-up agreements in form and substance as reasonably requested by the managing underwriters for a time period reasonably requested by the managing underwriter(s) of such underwritten offering, which shall not exceed 90 days.

2.13        Suspension of Sales. Each Selling Holder, upon receipt of any notice from the Company of any event of the kind described in Section 2.7(f)(i), shall forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.7(f)(i), or until advised in writing by the Company that the use of the prospectus may be resumed, as the case may be, and, if so directed by the Company, such Selling Holder shall deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

2.14        Third Party Registration Rights. Nothing in this Agreement shall be deemed to prevent the Company from providing registration rights to any other Person on such terms as the board of directors of the Company deems desirable in its sole discretion, so long as (1) such registration rights do not limit the ability of the Registration Parties to require a Demand Registration or the Shelf Registration Party to request a Marketed Underwritten Shelf Take-Down under this Agreement and (2) such Person may include Common Stock in a registration only to the extent that the inclusion of such Common Stock will not diminish the amount of Registrable Securities that are entitled to be included in such registration by the Holders under the terms of this Agreement.

2.15        Synthetic Secondary Offerings. If a Holder elects to conduct an offering of Registrable Securities pursuant to this Agreement, the Company may, in its sole discretion, elect to conduct a synthetic secondary offering with respect to such Registrable Securities (i.e. an offering in which the Company sells Common Stock for its account and uses the net proceeds of such offering to acquire an equal number of Registrable Securities from the Holder that has elected to conduct an offering). In such case, the Common Stock sold by the Company for its own account shall be treated the same as Registrable Securities being offered by the Holder for purposes of Sections 2.1(f), 2.2(c)(1), 2.2(c)(2), 2.3(c) and 2.4 and other related provisions of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1           Notices. All notices, requests, demands and other communications to any party hereunder shall be made in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received by non-automated response) and shall be given:

(a)            if to the Company, to:

Clear Secure, Inc.

65 East 55th Street, 17th Floor

New York, New York 10022

Attention: Matthew Levine, General Counsel and Chief Privacy Officer
E-mail:

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Brian M. Janson

Facsimile: (212) 492-0588

E-mail: bjanson@paulweiss.com

(b)           if to the Alclear Investments Holder, to:

Alclear Investments, LLC

65 East 55th Street, 17th Floor

New York, New York 10022

Attention: Caryn Seidman Becker
E-mail:

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Brian M. Janson

Facsimile: (212) 492-0588

E-mail: bjanson@paulweiss.com

(c)            if to the Alclear Investments II Holder, to:

Alclear Investments, LLC

65 East 55th Street, 17th Floor

New York, New York 10022

Attention: Kenneth L. Cornick
E-mail:

With copies (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Brian M. Janson

Facsimile: (212) 492-0588

E-mail: bjanson@paulweiss.com

(d)           if to any Additional Holder, to the addresses and other contact information set forth on Annex A to this Agreement (it being understood that any Holder may, from time to time, update any address and/or other contact information for itself on Annex A by providing written notice of such update to the Company and the other Holders), or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. New York City time on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

3.2          Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

3.3          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

3.4          Consent to Jurisdiction and Service of Process. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 3.1 shall be deemed effective service of process on such Party.

3.5          Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

3.6          Amendments; Termination. This Agreement may be amended only by an instrument in writing executed by the Company and the Holders holding a majority of the Registrable Securities at the time of determination. Any such amendment will apply to all Holders equally, without distinguishing between them. This Agreement will terminate as to any Holder when it no longer holds any Registrable Securities. This Agreement will no longer be applicable to Registrable Securities that are registered in a Public Offering on The New York Stock Exchange, Nasdaq National Market or any successor thereto or any other U.S. securities exchange on which shares issued by the Company are then so qualified or listed or are sold pursuant to a brokers’ transaction or a transaction directly with a market maker, including a sale pursuant to Rule 144 of the Securities Act or any similar rule or successor rule promulgated for similar purposes.

3.7          Specific Enforcement. The Parties acknowledge that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

3.8          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the transactions contemplated by this Agreement. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any Registrable Securities granted under any other agreement at any time, and any of such preexisting registration rights are hereby terminated.

3.9          Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the Parties to this Agreement.

3.10        Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile or .pdf, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

CLEAR SECURE, INC.

By:

Name:
Title:

[Signature Page to Registration Rights Agreement]

ALCLEAR INVESTMENTS, LLC

By:

Name:
Title:

[Signature Page to Registration Rights Agreement]

ALCLEAR INVESTMENTS II, LLC

By:

Name:
Title:

[Signature Page to Registration Rights Agreement]

Additional holders

[Additional Holders]

[Signature Page to Registration Rights Agreement]

Annex A

Contact Information

Additional Holder	Address

Annex B

FORM OF
JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Registration Rights Agreement, dated as of [___], 2021 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”), by and among Clear Secure, Inc., Alclear Investments, LLC, Alclear Investments II, LLC and the other Persons who execute the signature pages thereto under the heading “Additional Holders.” Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby adopts and approves the Registration Rights Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming a Transferee of Registrable Securities, to be bound by and comply with the provisions of, the Registration Rights Agreement, including Section 2.12 therein, in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

The undersigned acknowledges and agrees that Article III of the Registration Rights Agreement is incorporated herein by reference, mutatis mutandis.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, _____.

(Signature of Transferee)

(Print Name of Transferee)

Address:

Telephone:

Facsimile:

Email:

AGREED AND ACCEPTED

as of the ____ day of ____________, _____.

CLEAR SECURE, INC.

By:
Name:
Title:

Annex C

FORM OF
SPOUSAL CONSENT

In consideration of the execution of that certain Registration Rights Agreement, dated as of [___], 2021 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”), by and among Clear Secure, Inc., Alclear Investments, LLC, Alclear Investments II, LLC and the other parties thereto, I, ____________________, the spouse of ___________________________, who is a party to the Registration Rights Agreement, do hereby join with my spouse in executing the foregoing Registration Rights Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of Transfer of Registrable Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

Dated as of _______ __, ____
(Signature of Spouse)

(Print Name of Spouse)